EXHIBIT 10.31.2

AMENDED AND RESTATED SUPPLEMENTAL AGREEMENT

THIS AMENDED AND RESTATED SUPPLEMENTAL AGREEMENT, dated as of January 1, 2003 (this "Supplemental Agreement"), is entered into by and between Oglethorpe Power Corporation (An Electric Membership Corporation), an electric membership corporation organized and existing under the laws of the State of Georgia (the "Seller"), Altamaha Electric Membership Corporation, an electric membership corporation organized and existing under the laws of the State of Georgia (the "Purchaser"), and the United States of America (the "Government"), acting through the Administrator (the "Administrator") of the Rural Utilities Service ("RUS").

WHEREAS, the Seller, the Purchaser and the Government are parties to that certain Amended and Restated Supplemental Agreement, dated as of August 1, 1996 (the "Existing Supplemental Agreement"); and

WHEREAS, the Seller and the Purchaser desire to amend their existing contract for the purchase and sale of electric power and energy by entering into an amended and restated contract which is attached (the "Amended and Restated Wholesale Power Contract"); and

WHEREAS, the effectiveness of the Amended and Restated Wholesale Power Contract is subject to the approval of the Administrator under the terms of the loan agreement entered into between the Government and the Seller;

NOW, THEREFORE, in consideration of the mutual undertakings herein contained, and the approval of the Administrator of the Amended and Restated Wholesale Power Contract, the parties hereto agree as follows:

       1.    The Seller, the Purchaser and the Government agree that if the Purchaser shall fail to comply with any provision of the Amended and Restated Wholesale Power Contract, the Seller, the Government (or the Administrator, if the Administrator so elects), shall have the right to enforce the obligations of the Purchaser under the provisions of the Amended and Restated Wholesale Power Contract by instituting all necessary actions at law or suits in equity, including, without limitation, suits for specific performance. Such rights to enforce the provisions of the Amended and Restated Wholesale Power Contract are in addition to and shall not limit the rights that the Government (or the Administrator) shall otherwise have pursuant to the assignment of such Amended and Restated Wholesale Power Contract and the payments required to be made thereunder as provided in the "Indenture" (as defined in Schedule C to the Amended and Restated Wholesale Power Contract). The Government shall not, under any circumstances, assume or be bound by the obligations of the Seller under the Amended and Restated Wholesale Power Contract except to the extent the Government shall agree in writing to accept and be bound by such obligations.
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        2.    If the Seller shall fail to comply with Section 5.2 of the Amended and Restated Wholesale Power Contract, the Government (or the Administrator, if the Administrator so elects), shall have the right to enforce the obligations of the Seller under the provisions of the Amended and Restated Wholesale Power Contract by instituting all necessary actions at law or suits in equity, including, without limitation, suits for specific performance. Such rights to enforce the provisions of the Amended and Restated Wholesale Power Contract are in addition to and shall not limit the rights that the Government (or the Administrator) shall otherwise have pursuant to the assignment of such Amended and Restated Wholesale Power Contract and the payments required to be made thereunder as provided in the Indenture. The Government shall not, under any circumstances, assume or be bound by the obligations of the Purchaser under the Amended and Restated Wholesale Power Contract except to the extent the Government shall agree in writing to accept and be bound by such obligations.

        3.    If either the Seller or the Purchaser is a borrower from RUS at the time an amendment to the Amended and Restated Wholesale Power Contract is executed, such amendment to the Amended and Restated Wholesale Power Contract shall not be effective unless any notice to RUS required under the terms of the loan agreement entered into between the Government and the Seller shall have been given and the time period provided for therein for objection by RUS to such amendment shall have expired without objection by RUS, or the Administrator shall have otherwise approved such amendment in writing.

        4.    The Purchaser and the Seller agree that the failure or threatened failure of the Purchaser to comply with the terms of Section 8 of the Amended and Restated Wholesale Power Contract will cause irreparable injury to the Government, which cannot properly or adequately be compensated by the mere payment of money. The Purchaser agrees, therefore, that in the event of a breach or threatened breach of such Section 8 by the Purchaser, the Government (or the Administrator), in addition to any other remedies that may be available to the Government (or the Administrator) judicially, shall have the right to obtain from any competent court a decree enjoining such breach or threatened breach of such Section 8 or providing that the terms of such Section 8 be specifically enforced.

        5.    The Seller and the Purchaser acknowledge and agree that the consent of the Administrator to any assignment by the Seller or the Purchaser of the Amended and Restated Wholesale Power Contract which is subject to consent by the Administrator pursuant to Section 9.1.1 of the Amended and Restated Wholesale Power Contract shall be subject to such conditions as the Administrator may require, including obtaining from the assignee a written agreement satisfactory to the Administrator to the effect that the assignee will be bound by the terms of this Supplemental Agreement.

        6.    The Government is an intended third party beneficiary as provided herein within the meaning of Section 18.6 of the Amended and Restated Wholesale Power Contract.

        7.    This Supplemental Agreement amends and restates the Existing Supplemental Agreement.
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        8.    This Supplemental Agreement shall terminate when neither the Seller nor the Purchaser is a borrower of RUS.

        9.    Except to the extent governed by applicable federal law, this Supplemental Agreement shall be governed by, and construed in accordance with, the laws of the State of Georgia.

        10.  This Supplemental Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto. Neither the Purchaser nor the Seller shall assign this Supplemental Agreement without the consent of the Administrator, except that this Supplemental Agreement may be assigned by the Seller or the Purchaser without the consent of the Administrator in connection with any assignment of the Amended and Restated Wholesale Power Contract permitted by the Amended and Restated Wholesale Power Contract.

        11.  This Supplemental Agreement shall be effective when and if the Amended and Restated Wholesale Power Contract is effective pursuant to its terms.

(Signatures on next page)
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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Agreement to be duly executed as of the day and year first above mentioned.

[CORPORATE SEAL] ATTEST: /s/ Patricia N. Nash Patricia N. Nash, Secretary [CORPORATE SEAL] ATTEST: /s/ Bernard Hart Name: Bernard Hart Title: Secretary-Treasurer
SELLER:

OGLETHORPE POWER CORPORATION
(AN ELECTRIC MEMBERSHIP CORPORATION)
By: /s/ Thomas A. Smith
    Thomas A. Smith, President and Chief Executive Officer

PURCHASER:

ALTAMAHA ELECTRIC MEMBERSHIP CORPORATION

By: /s/ James D. Musgrove
    Name:  James D. Musgrove
      Title:  General Manager

GOVERNMENT:

UNITED STATES OF AMERICA

By:  /s/ Victor T. Vu
       Title:  Director, Power Supply Division

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Schedule to Exhibit 10.31.2

Amended and Restated Supplemental Agreement

Schedule of Substantially Identical
Amended and Restated Supplemental Agreements
for the Electric Membership Corporations dated as of January 1, 2003

 1.      Amicalola EMC
 2.      Canoochee EMC
 3.      Carroll EMC
 4.      Central Georgia EMC
 5.      Coastal EMC
    (d/b/a Coastal Electric Cooperative)
 6.      Cobb EMC
 7.      Colquitt EMC
 8.      Coweta-Fayette EMC
 9.      Diverse Power Incorporated, an EMC
    (f/k/a Troup EMC)
10.     Excelsior EMC
11.     Flint EMC (d/b/a Flint Energies)
12.     Grady EMC
13.     Greystone Power Corporation, an EMC
14.     Habersham EMC
15.     Hart EMC
16.     Irwin EMC
17.     Jackson EMC
18.     Jefferson Energy Cooperative, an EMC

19.     Lamar EMC
20.     Little Ocmulgee EMC
21.     Middle Georgia EMC
22.     Mitchell EMC
23.     Ocmulgee EMC
24.     Oconee EMC
25.     Okefenoke Rural EMC
26.     Pataula EMC
27.     Planters EMC
28.     Rayle EMC
29.     Satilla Rural EMC
30.     Sawnee EMC
31.     Slash Pine EMC
32.     Snapping Shoals EMC
33.     Sumter EMC
34.     Three Notch EMC
35.     Tri-County EMC
36.     Upson EMC
37.     Walton EMC
38.  Washington EMC